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                                                                 Exhibit 23.2(a)

                         CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 18, 2002 relating to the balance sheet of Universal Tanning Ventures, Inc. and Subsidiary as of September 30, 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the nine months then ended. We also consent to the reference to our firm under the caption "Experts" in such registration statement.



/s/ Tedder, James, Worden & Associates, P.A.



Tedder, James, Worden & Associates, P.A.
Orlando, Florida

January 8, 2003